Vonage Closes on New $225 Million, Four-Year Credit Facility

HOLMDEL, N.J., August 13, 2014 – Capitalizing on the low interest rate environment and its strong financial position, Vonage Holdings Corp. (NYSE: VG) has closed on an expanded $225 million credit facility. The new debt agreement provides increased financial and strategic flexibility for investments in growth, including acquisitions.

The new facility consists of a four-year, $100 million senior secured term loan bearing interest at LIBOR plus 3.125 and a $125 million revolving credit facility. The Company used $90 million of the proceeds of the term loan to retire all current debt under its prior facility.

The lenders under the credit facility are JPMorgan Chase Bank, N.A., which also acted as administrative agent. Citizens Bank, N.A., Silicon Valley Bank, SunTrust Bank, Fifth Third Bank, Keybank National Association, and MUFG Union Bank, N.A.

About Vonage

Vonage (NYSE: VG) is a leading provider of communications services connecting consumers and businesses through cloud-connected devices worldwide, with approximately 2.5 million subscriber lines. Vonage provides a robust suite of feature-rich, affordable residential and business communication solutions that offer flexibility, portability and ease-of-use for both landline and mobile phones. Vonage’s residential service is sold on the web (www.vonage.com) and through telesales and regional and national retailers, and its business service is sold through Vonage Business Solutions (www.vonagebusiness.com) telesales and channel partners.

Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc.

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Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com

Safe Harbor Statement

This press release contains forward-looking statements regarding growth initiatives and financial resources. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition the Company faces; the Company’s ability to adapt to rapid changes in the market for voice and messaging services; the Company’s ability to retain customers and attract new customers; the Company’s ability to establish and expand strategic alliances; governmental regulation and related actions and taxes in the Company’s international operations; increased market and competitive risks, including currency restrictions, in the Company’s international operations; risks related to the acquisition or integration of future businesses or joint ventures, including the risks related to the acquisition of Vocalocity; the Company’s ability to obtain or maintain relevant intellectual property licenses; intellectual property and other litigation that have been and may be brought against the Company; failure to protect the Company’s trademarks and internally developed software; security breaches and other compromises of information security; the Company’s dependence on third party facilities, equipment, systems and services; system disruptions or flaws in the Company’s technology and systems; uncertainties relating to regulation of VoIP services; liability under anti-corruption laws; results of regulatory inquiries into the Company’s business practices; fraudulent use of the Company’s name or services; the Company’s ability to maintain data security; the Company’s dependence upon key personnel; the Company’s dependence on its customers' existing broadband connections; differences between the Company’s service and traditional phone services, including the Company’s 911 service; restrictions in the Company’s debt agreements that may limit the Company’s operating flexibility; the Company’s ability to obtain additional financing if required; any reinstatement of holdbacks by the Company’s vendors; the Company’s history of net losses and ability to achieve consistent profitability in the future; the Company’s available capital resources and other financial and operational performance, which may cause the Company not to make common stock repurchases as currently anticipated or to commence or suspend such repurchases from time to time without prior notice; and other factors that are set forth in the “Risk Factors” section and other sections of Vonage's Annual Report on Form 10-K for the year ended December 31, 2013, as well as in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company’s views subsequent to today.